From the desk of Allen R. Hartman

February 2015

HARTMAN XX

                                               NEWSLETTER                                           4th Quarter 2014

Dear Shareholders:

Hartman Short Term Income Properties XX, Inc. (the “Company”) finished the year with the acquisition of three accretive property acquisitions, bringing to nine the total number of portfolio properties.  For the year ended December 31, 2014, a total of five properties were added to the portfolio representing $56 million of accretive acquisitions.  The Company generated revenue of approximately $11.4 million, net operating income1 (“NOI”) of approximately $5.1 million, and modified funds from operations2 (“MFFO”) of approximately $3.6 million. The chart below illustrates the respective property and total fund performance:

On December 30, 2014, the Company acquired Energy Plaza I & II, a two building office complex consisting of approximately 180,119 square feet located in San Antonio. We project a 13.3% initial MFFO Yield for 2015 for the Energy Plaza property.

On the same day, we acquired Timbercreek and Copperfield, two class B office buildings located in Houston’s northwest submarket. Combined, the Timbercreek and Copperfield properties total approximately 93,656 square feet.  The properties were purchased at a significant discount due to a previous foreclosure. We project a 12.6% initial MFFO Yield for 2015.

Hartman Short Term Income Properties XX, Inc.

2909 Hillcroft, Suite 420, Houston, Texas 77057

FOR CURRENT INVESTOR USE ONLY

Based on current equity, budgeted MFFO, and leasing activity, we expect to increase our fund MFFO Yield to 9.68% by the end of 2015. Below is a two year graphical representation of the fund’s historical MFFO, NOI, and occupancy. We continue to lease up the properties and increase the yields, and we expect 2015 to be another year of success.

The current follow-on offering of the Company’s common shares is expected to close at the end of this year.  As previously reported in the Q3 newsletter, management continues to evaluate the prospect of merging with Hartman affiliates Hartman Income REIT, Inc. and Hartman Short Term Income Properties XIX, Inc. followed by a public listing of our common shares on the New York Stock Exchange.

In January 2015, the Board of Directors received an update from management regarding the Company’s plan to merge with the other Hartman affiliates and list the Company’s common shares.  The current estimated timing for the completion of a merger of the Company and other Hartman affiliates is during the first-half of 2016.  The merger of the Company and other Hartman affiliates is subject to our completion of the plan of merger, approval by the Company’s Board of Directors and the Company’s shareholders.  The contemplated transactions require the approvals of not only you in your capacity as a shareholder of the Company, but the approval of the shareholders of each of the other Hartman affiliates as well.

We appreciate your confidence and want you to know that we will always put you the investor first. We are working hard to meet and exceed our leasing goals and budget in 2015.

Hartman Short Term Income Properties XX, Inc.

2909 Hillcroft, Suite 420, Houston, Texas 77057

FOR CURRENT INVESTOR USE ONLY

Yours truly,

Al Hartman

CEO

Hartman Short Term Income Properties XX, Inc.

1NOI: Net operating income – A company’s operating income after operating expenses are deducted, but before income taxes, interest, and amortization and depreciation are deducted.

2MFFO Yield: Modified Funds from Operations Yield – Net Operating Income, exclusive of acquisition fees and expenses, less interest expense, divided by current equity investment in property (or fund).

Forward-Looking Statements: This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of Hartman Short Term Income Properties XX, Inc.’s annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

This current investor newsletter release shall not constitute an offer to sell or the solicitation of an offer to buy securities.  Securities of the Company are offered through D.H. Hill Securities, LLLP, Member FINRA/SIPC, 7821 FM 1960, Humble, Texas – (832) 644-1852.

Notice to Investors: This is neither an offer to sell nor a solicitation of an offer to buy the securities described herein. An offering is made only by the prospectus.  Neither the Securities and Exchange Commission nor any other state or federal regulator has passed on or endorsed the merits of any investment in the Company or confirmed the adequacy or accuracy of its prospectus.  Any information to the contrary is unlawful.  All information contained in this current investor newsletter is qualified in its entirety by the terms of the Company’s current prospectus.  The achievement of any goals is not guaranteed.

Notice to New York Investors: This current investor newsletter is not an offering. No offering is made except by a prospectus filed with the Department of Law of the State of New York. The Attorney General of the State of New York has not passed on or endorsed the merits of any offering.

Hartman Short Term Income Properties XX, Inc.

2909 Hillcroft, Suite 420, Houston, Texas 77057

FOR CURRENT INVESTOR USE ONLY